EXHIBIT 5.1

[MINTZ LEVIN LETTERHEAD]

March 25, 2005

V.I. Technologies, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Ladies and Gentlemen:

We have acted as counsel to V.I. Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-2 (the “Registration Statement”) relating to the proposed issuance of up to 2,750,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon exercise of subscription rights to purchase shares of common stock (the “Rights”).

As such counsel, we have examined copies of the Restated Certificate of Incorporation and Restated By-Laws of the Company, each as amended to the date hereof, the Registration Statement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.